SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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☐	Soliciting Material Pursuant to §240.14a-12

CVB Financial Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CVB FINANCIAL CORP.
701 North Haven Avenue, Suite 350
Ontario, California 91764
(909) 980-4030
April 28, 2006
Dear Shareholder:
     You were recently sent a proxy statement dated April 13, 2006 for CVB Financial Corp. relating to our annual meeting of shareholders to be held on May 17, 2006. Since mailing the proxy statement, we have determined that a typographical error was contained in the summary compensation table relating to our President’s bonus compensation for 2004. This information was correctly reported in our proxy statement for our 2005 annual meeting. Accordingly, we are providing you with the corrected information which should replace the Summary Compensation Table appearing on page 13 of the proxy statement.

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SUMMARY COMPENSATION TABLE

					Long-Term
					Compensation
		Annual Compensation			Awards
				Other Annual		All Other
Name and Principal Position	Year	Salary($)	Bonus($)	Compensation($)(1)	Options(2)(#)	Compensation($)(3)
D. LINN WILEY	2005	518,366	616,875	13,202	—	16,800
President and Chief Executive Officer of the Company and	2004	500,271	725,000	9,308	78,125	16,400
Citizens Business Bank	2003	438,420	248,566	10,957	—	16,000
EDWARD J. BIEBRICH, Jr.	2005	242,346	140,875	5,689	—	16,800
Chief Financial Officer of the Company and Executive Vice	2004	233,539	170,375	7,176	31,250	16,400
President/Chief Financial Officer of Citizens Business Bank	2003	192,311	87,001	3,307	—	16,000
FRANK BASIRICO	2005	242,346	140,875	13,356	—	16,800
Former Executive Vice President and Senior Loan Officer of	2004	233,088	170,375	12,874	31,250	16,400
Citizens Business Bank	2003	203,811	80,393	9,536	—	16,000
JAY W. COLEMAN	2005	242,346	140,875	11,422	—	16,800
Executive Vice President of Sales and Service Division of	2004	234,138	170,375	7,882	31,250	16,400
Citizens Business Bank	2003	196,404	77,265	8,113	—	16,000
R. SCOTT RACUSIN	2005	116,923	15,000	8,408	15,625	16,800
Executive Vice President of the Financial Advisory	2004	—
Service Group of Citizens Business Bank	2003	—
EDWIN POMPLUN	2005	164,204	39,600	9,633	—	16,800
Former Executive Vice President and Trust Division Manager	2004	166,432	46,170	9,068	1,562	15,894
of Citizens Business Bank	2003	170,323	31,590	7,871	—	14,782

(1)	The amount of the aggregate of the other annual compensation did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus for the named executive officer. For each named executive officer, other annual compensation related to the use of Citizens Business Bank owned automobiles and, for Messrs. Wiley and Coleman, country club dues.

(2)	Represents stock options we granted, retroactively adjusted, as appropriate, for the five- for- four stock split effective in January 2006, for the five- for- four stock split effective in December 2004 and the 10% stock dividend distributed in January 2004.

(3)	Represents amounts Citizens Business Bank contributed to the 401(k) and Profit Sharing Plan and allocated to the named executives’ vested or unvested account under such plan.

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The foregoing information should be read in conjunction with the proxy statement, and you should the consider the proxy statement to be amended to the extent set forth in this communication. You may revoke your proxy in the manner described on page 2 of the proxy statement or by any subsequent submission of your proxy by mail as described in the proxy statement. Also, any shareholder attending the annual meeting in person may vote in person even if he or she has returned a proxy.
Sincerely,

Myrna DiSanto
Corporate Secretary

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